UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2008, Helix BioMedix, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Rodan & Fields, LLC (“R+F”). Pursuant to the Agreement, the Company granted to R+F a non-exclusive worldwide license to use the Company’s proprietary Pip3 protease inhibition technology with the Company’s proprietary peptides incorporated into products to be developed by R+F and to market and sell such products in the cosmetic and over-the-counter personal care products markets through R+F’s direct marketing and sales distribution channels and related internet and retail sales distribution channels. In consideration for the license, R+F has agreed to initiate a study for the purpose of validating the benefits of the Company’s Pip3 technology and to pay a royalty fee from the sale of each product unit. The initial term of the Agreement is three years and may be renewed for successive one-year terms thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: September 3, 2008	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer